Exhibit 99.1

Foresight Energy LP Reports First Quarter 20181 Results

First Quarter 2018 Highlights:

•	Coal sales of $238.4 million, an increase of nearly 5% compared to the first quarter 2017, on slightly lower sales volumes of 5.2 million tons.
•	Adjusted EBITDA of $65.0 million, an increase of $1.0 million compared to first quarter 2017.
•	Cash flows from operations of $51.7 million.
•	Net loss attributable to limited partner units of $21.6 million, or ($0.12) per common unit and ($0.18) per subordinated unit.
•	Declared a $0.0565 per unit distribution from retained excess cash flow generated in 2017, to be paid on May 31, 2018 to unitholders of record as of May 21, 2018.

ST.  LOUIS, Missouri — (BUSINESS WIRE) — May 8, 2018 — Foresight Energy LP (“Foresight” or the “Partnership”) (NYSE: FELP) today reported financial and operating results for the first quarter ended March 31, 2018.  Foresight generated fiscal year coal sales revenues of $238.4 million on sales volumes of 5.2 million tons resulting in a net loss attributable to limited partner units of $21.6 million, Adjusted EBITDA of $65.0 million and cash flows from operations of $51.7 million.

“The first quarter was another successful period for Foresight, as we realized significant year-over-year improvements in our realized price per ton, and improved netbacks to the mines, on essentially flat year-over-year sales volumes,” said Mr. Robert D. Moore, Chairman, President and Chief Executive Officer.  “Our active mines safely and efficiently produced a company record quarterly volume of nearly 5.7 million tons and retained their position among the most productive and lowest cost underground mines in the country.  Further, we were able to take advantage of a relatively strong export market for our product, which contributed to a slight increase in our Adjusted EBITDA compared to the first quarter of 2017.”

Foresight also announced that due to the Partnership’s operating performance during the first quarter, the Board of Directors of its General Partner approved a quarterly cash distribution of $0.0565 per unit from retained excess cash flow.  The distribution is payable on May 31, 2018 for unitholders of record on May 21, 2018.

Consolidated Financial Results

Quarter Ended March 31, 2018 Compared to Quarter Ended March 31, 2017

Coal sales totaled $238.4 million for the first quarter 2018 compared to $227.8 million for the first quarter 2017, representing an increase of $10.6 million, or nearly 5%.  The increase in coal sales revenues was driven by a $2.37 per ton increase in realized price on relatively comparable sales volumes.  The improvement in realized price was principally the result of a larger proportion of tons shipped to the export market at higher realizations in the 2018 period compared to the 2017 period.

Cost of coal produced was $120.6 million, or $23.19 per ton sold, for the first quarter 2018 compared to $117.8 million, or $22.80 per ton sold, for the first quarter 2017.  The increases in cost of coal produced and cost per ton sold were due to slightly higher royalty expense in the 2018 period.  The higher royalty expense is a function of the specific royalty contract being mined during the period and the increase in realized prices.

Transportation costs increased $8.7 million from $37.7 million in the 2017 quarter to $46.4 million in the 2018 quarter.  The increase in 2018 compared to 2017 was due to additional transportation and transloading costs associated with a higher proportion of export sales volumes.  During the first quarter 2018, 33% of coal sales volumes were sold into the export market compared to 24% during the first quarter 2017.

During the quarter ended March 31, 2018, Foresight recognized depreciation, depletion and amortization (“DD&A”) expense of $51.4 million compared to $39.3 million during the quarter ended March 31, 2017.  The increase of $12.1 million is due to the increase in fair market value of assets from the application of pushdown accounting which resulted in higher DD&A versus the 2017 period.

The first quarter 2017 included losses on commodity contracts totaling $1.5 million whereas the first quarter 2018 included no open commodity contracts.  During the first quarter 2018, a $1.4 million benefit was recorded in contract amortization related to the sales and royalty contract assets and liabilities recorded as part of pushdown accounting.

As a result of the March 2017 refinancing transaction, during the first quarter 2017, Foresight recognized $95.5 million of expense related to the early extinguishment of debt.  Included in this amount was $57.6 million of expense related to the premiums and other costs required to retire the prior second lien notes and the early write-off of $37.9 million of unamortized debt discounts and debt issuance costs from the retired debt.  The first quarter 2018 included no comparative expenses.

During first quarter 2018, Foresight generated operating cash flows of $51.7 million and ended the period with $18.6 million in cash and $161.0 million of available borrowing capacity, net of outstanding letters of credit, under its revolving credit facility.  Capital expenditures for the quarter ended March 31, 2018 totaled $16.5 million compared to $19.9 million for the quarter ended March 31, 2017.

Guidance for 2018

Based on Foresight’s remaining contracted position, first quarter performance, and its current outlook on pricing and the coal markets in general, the Partnership is affirming the following guidance for 2018:

Sales Volumes – Based on current committed position and expectations for the remainder of 2018, Foresight is projecting sales volumes to be between 21.5 and 22.8 million tons, with at least 7.0 million tons expected to be sold into the international market.

Adjusted EBITDA – Based on the projected sales volumes and operating cost structure, Foresight currently expects to generate Adjusted EBITDA in a range of $280 to $310 million.

Capital Expenditures – Total 2018 capital expenditures are estimated to be between $70 and $80 million.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws.  These statements contain words such as “possible,” “intend,” “will,” “if” and “expect” and can be impacted by numerous factors, including risks relating to the securities markets, the impact of adverse market conditions affecting business of the Partnership, adverse changes in laws including with respect to tax and regulatory matters and other risks.  There can be no assurance that actual results will not differ from those expected by management of the Partnership.  Known material factors that could cause actual results to differ from those in the forward-looking statements are described in Part I, “Item 1A.  Risk Factors” of the Partnership’s Annual Report on Form 10-K filed on March 7, 2018.  The Partnership undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which the Partnership becomes aware of, after the date hereof.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	the Partnership’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the Partnership’s ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

The Partnership defines Adjusted EBITDA as net income (loss) attributable to controlling interests before interest, income taxes, depreciation, depletion, amortization and accretion.  Adjusted EBITDA is also adjusted for equity-based compensation, losses/gains on commodity derivative contracts, settlements of derivative contracts, a change in the fair value of the warrant liability and material nonrecurring or other items which may not reflect the trend of future results.  As it relates to commodity derivative contracts, the Adjusted EBITDA calculation removes the total impact of derivative gains/losses on net income (loss) during the period and then adds/deducts to Adjusted EBITDA the amount of aggregate settlements during the period.

The Partnership believes the presentation of Adjusted EBITDA provides useful information to investors in assessing the Partnership’s financial condition and results of operations.  Adjusted EBITDA should not be considered an alternative to net (loss) income, operating income, cash flow from operations, or any other measure of financial performance presented in accordance with U.S. GAAP, nor should Adjusted EBITDA be considered an alternative to operating surplus, adjusted operating surplus or other definitions in the Partnership’s partnership agreement.  Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, of the items that affects net (loss) income.  Additionally, because Adjusted EBITDA may be defined differently by other companies in the industry, and the Partnership’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, the utility of such a measure is diminished.  For a reconciliation of Adjusted EBITDA to net loss, please see the table below.

This press release references forward-looking estimates of Adjusted EBITDA projected to be generated by the Partnership during the year ending December 31, 2018. A reconciliation of estimated 2018 Adjusted EBITDA to U.S. GAAP net income (loss) is not provided because U.S. GAAP net income (loss) for the projection period is not practical to assess due to unknown variables and uncertainty related to future results. In recent years, the Partnership has recognized significant asset impairment charges, transition and reorganization costs, losses on early extinguishment of debt, and debt restructuring costs.  While these items affect U.S. GAAP net income (loss), they are generally excluded from Adjusted EBITDA. Therefore these items do not materially impact the Partnership’s ability to forecast Adjusted EBITDA.

About Foresight Energy LP

Foresight is a leading producer and marketer of thermal coal controlling over 1.7 billion tons of coal reserves in the Illinois Basin. Foresight currently operates two longwall mining complexes with three longwall mining systems (Williamson (one longwall mining system) and Sugar Camp (two longwall mining systems)), one continuous mining operation (Macoupin) and the Sitran river terminal on the Ohio River. Foresight’s operations are strategically located near multiple rail and river transportation access points, providing transportation cost certainty and flexibility to direct shipments to the domestic and international markets.  Foresight also owns coal interests and mining assets located in southeastern Ohio.

Contact

Gary M.  Broadbent

Director of Investor and Media Relations

740-338-3100

Investor.relations@foresight.com

Media@coalsource.com

[1]

Foresight adopted pushdown accounting as of March 31, 2017 as a result of Murray Energy obtaining control of its general partner.  As required by pushdown accounting, the Partnership revalued its balance sheet on the change of control date and therefore certain financial statement line items are not comparable to prior periods.  As such, operational results prior to March 31, 2017 were recorded on the predecessor financial statements (the “Predecessor”).  Operational results subsequent to March 31, 2017 were recorded on the successor financial statements (the “Successor”).

Foresight Energy LP

Unaudited Condensed Consolidated Balance Sheets

(In Thousands)

	(Successor)	(Successor)
	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$18,553	$2,179
Accounts receivable	28,611	35,158
Due from affiliates	26,315	37,685
Financing receivables - affiliate	3,200	3,138
Inventories, net	56,557	40,539
Prepaid royalties	1,579	4,000
Deferred longwall costs	19,135	9,520
Other prepaid expenses and current assets	8,579	10,844
Contract-based intangibles	6,145	11,268
Total current assets	168,674	154,331
Property, plant, equipment and development, net	2,340,623	2,378,605
Due from affiliates	—	947
Financing receivables - affiliate	63,257	64,097
Prepaid royalties, net	1,667	1,250
Other assets	4,432	5,358
Contract-based intangibles	1,721	2,052
Total assets	$2,580,374	$2,606,640
Liabilities and partners’ capital
Current liabilities:
Current portion of long-term debt and capital lease obligations	$99,623	$109,532
Current portion of sale-leaseback financing arrangements	4,731	4,148
Accrued interest	26,725	13,410
Accounts payable	85,876	76,658
Accrued expenses and other current liabilities	62,684	62,442
Asset retirement obligations	4,416	4,416
Due to affiliates	12,399	13,324
Contract-based intangibles	24,006	28,688
Total current liabilities	320,460	312,618
Long-term debt and capital lease obligations	1,202,956	1,205,000
Sale-leaseback financing arrangements	195,621	196,496
Asset retirement obligations	40,011	39,655
Other long-term liabilities	28,901	32,330
Contract-based intangibles	142,522	144,715
Total liabilities	1,930,471	1,930,814
Limited partners' capital:
Common unitholders (79,827 and 77,644 units outstanding as of March 31, 2018 and December 31, 2017, respectively)	407,018	421,161
Subordinated unitholder (64,955 units outstanding as of March 31, 2018 and December 31, 2017)	242,885	254,665
Total partners' capital	649,903	675,826
Total liabilities and partners' capital	$2,580,374	$2,606,640

Foresight Energy LP

Unaudited Condensed Consolidated Statements of Operations

(In Thousands, Except Per Unit Data)

	(Successor)	(Predecessor)
	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Revenues
Coal sales	$238,387	$227,813
Other revenues	2,339	2,581
Total revenues	240,726	230,394

Costs and expenses:
Cost of coal produced (excluding depreciation, depletion and amortization)	120,570	117,762
Cost of coal purchased	1,751	7,973
Transportation	46,443	37,726
Depreciation, depletion and amortization	51,420	39,298
Contract amortization	(1,420)	—
Accretion on asset retirement obligations	731	710
Selling, general and administrative	7,775	6,554
Loss on commodity derivative contracts	—	1,492
Other operating (income) expense, net	(648)	451
Operating income	14,104	18,428
Other expenses:
Interest expense, net	35,673	43,380
Change in fair value of warrants	—	(9,278)
Loss on early extinguishment of debt	—	95,510
Net loss	$(21,569)	$(111,184)

Net loss available to limited partner units - basic and diluted:
Common unitholders	$(9,789)	$(56,259)
Subordinated unitholder	$(11,780)	$(54,925)

Net loss per limited partner unit - basic and diluted:
Common unitholders	$(0.12)	$(0.85)
Subordinated unitholder	$(0.18)	$(0.85)

Weighted average limited partner units outstanding - basic and diluted:
Common units	78,846	66,533
Subordinated units	64,955	64,955

Distributions declared per limited partner unit	$0.0565	$—

Foresight Energy LP

Unaudited Condensed Consolidated Statements of Cash Flows

(In Thousands)

	(Successor)	(Predecessor)
	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Cash flows from operating activities
Net loss	$(21,569)	$(111,184)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	51,420	39,298
Amortization of debt discount and deferred issuance costs	655	6,365
Contract amortization	(1,420)	—
Equity-based compensation	177	318
Loss on commodity derivative contracts	—	1,492
Settlements of commodity derivative contracts	—	3,724
Realized gains on coal derivatives included in investing activities	—	(3,520)
Change in fair value of warrants	—	(9,278)
Debt extinguishment expense	—	95,510
Other	—	1,321
Changes in operating assets and liabilities:
Accounts receivable	6,547	19,695
Due from/to affiliates, net	11,392	(13,157)
Inventories	(12,927)	(917)
Prepaid expenses and other assets	(6,424)	(5,117)
Prepaid royalties	2,004	(241)
Commodity derivative assets and liabilities	—	(532)
Accounts payable	9,218	7,324
Accrued interest	13,315	(9,803)
Accrued expenses and other current liabilities	(1,466)	(3,430)
Other	784	1,782
Net cash provided by operating activities	51,706	19,650
Cash flows from investing activities
Investment in property, plant, equipment and development	(16,531)	(19,908)
Return of investment on financing arrangements with Murray Energy (affiliate)	778	705
Settlement of certain coal derivatives	—	3,520
Proceeds from sale of property, plant and equipment	—	1,898
Net cash used in investing activities	(15,753)	(13,785)
Cash flows from financing activities
Net change in borrowings under revolving credit facility	—	(352,500)
Net change in borrowings under A/R securitization program	—	7,000
Proceeds from long-term debt and capital lease obligations	—	1,234,438
Payments on long-term debt and capital lease obligations	(12,608)	(970,721)
Payments on short-term debt	(2,147)	—
Proceeds from issuance of common units to Murray Energy (affiliate)	—	60,586
Distributions paid	(4,510)	—
Debt extinguishment costs	—	(57,645)
Debt issuance costs paid	—	(27,328)
Other	(314)	(1,892)
Net cash used in financing activities	(19,579)	(108,062)
Net increase (decrease) in cash, cash equivalents, and restricted cash	16,374	(102,197)
Cash, cash equivalents, and restricted cash, beginning of period	2,179	116,921
Cash, cash equivalents, and restricted cash, end of period	$18,553	$14,724

Reconciliation of U.S. GAAP Net Loss to Adjusted EBITDA (In Thousands)

	(Successor) Three Months Ended March 31, 2018	(Predecessor) Three Months Ended March 31, 2017	(Successor) Three Months Ended December 31, 2017
Net loss	$(21,569)	$(111,184)	$(74,191)
Interest expense, net	35,673	43,380	36,496
Depreciation, depletion and amortization	51,420	39,298	64,503
Long-lived asset impairments	—	—	42,667
Accretion on asset retirement obligations	731	710	725
Contract amortization	(1,420)	—	8,286
Equity-based compensation	177	318	136
Loss on commodity derivative contracts	—	1,492	389
Settlements of commodity derivative contracts	—	3,724	(492)
Change in fair value of warrants	—	(9,278)	—
Loss on early extinguishment of debt	—	95,510	—
Adjusted EBITDA	$65,012	$63,970	$78,519

Operating Metrics (In Thousands, Except Per Ton Data)

	(Successor) Three Months Ended March 31, 2018	(Predecessor) Three Months Ended March 31, 2017	(Successor) Three Months Ended December 31, 2017
Produced tons sold	5,199	5,165	6,008
Purchased tons sold	41	118	—
Total tons sold	5,240	5,283	6,008

Tons produced	5,667	5,267	4,955

Coal sales realization per ton sold(1)	$45.49	$43.12	$47.01
Cash cost per ton sold(2)	$23.19	$22.80	$23.17
Netback to mine realization per ton sold(3)	$36.63	$35.98	$37.34

(1) - Coal sales realization per ton sold is defined as coal sales divided by total tons sold.
(2) - Cash cost per ton sold is defined as cost of coal produced (excluding depreciation, depletion and amortization) divided by produced tons sold.
(3) - Netback to mine realization per ton sold is defined as coal sales less transportation expense divided by tons sold.